Exhibit 4.5

BARE ESCENTUALS, INC.

THIRD AMENDMENT TO THE STOCKHOLDERS AGREEMENT

September 11, 2007

Reference is made to the Stockholders Agreement (the “Stockholders Agreement”), dated as of June 10, 2004, by and between Bare Escentuals, Inc. (the “Company”) and the stockholders party thereto (the “Stockholders”), as amended on December 21, 2004 and June 29, 2006.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Stockholders Agreement.

WHEREAS, pursuant to Section 4.4 of the Stockholders Agreement, the Stockholders Agreement may be amended by a majority of each of the Berkshire Stockholders and the JH Stockholders with the prior written consent of the Company subject to certain conditions therein; and

WHEREAS, the Stockholders Agreement currently provides that all Shares transferred by a Stockholder (other than pursuant to an effective registration statement under the Securities Act or pursuant to a Rule 144 transaction) shall, except as otherwise expressly stated herein, be held by the transferee thereof pursuant to the Stockholders Agreement; and

WHEREAS, the parties wish to amend Section 4.13 (Effectiveness of Transfers) of the Stockholders Agreement to provide that Shares transferred by a Stockholder shall not be subject to this Agreement unless the transferee is an Affiliate of such Stockholder; and

WHEREAS, the parties wish to amend Section 4.14 (Other Stockholders) to provide that the only transferees who will be required to sign a counterpart or joinder to the Stockholders Agreement will be Affiliates of transferring Stockholders who are not already parties to the Stockholders Agreement.

NOW, THEREFORE, in consideration of the foregoing and for and other good and valuable consideration, the undersigned Stockholders hereby agree with the Company as follows:

1.             AMENDMENT TO STOCKHOLDERS AGREEMENT

1.1           Section 4.13 of the Stockholders Agreement shall be amended and restated as follows:

“4.13 Effectiveness of Transfers.  Except as provided in the following sentence, Shares transferred by a Stockholder shall not be held by the transferee thereof pursuant to this Agreement and shall not have the rights or be subject to the obligations of a Stockholder under this Agreement.  If the transferee of Shares is an Affiliate of the transferring Stockholder on the date of such transfer, then such Shares shall be held by the transferee thereof pursuant to this Agreement. Any such transferee who is an Affiliate of the transferring Stockholder shall have all the rights and be subject to all of the obligations of a Stockholder under this

Agreement (as though such party had so agreed pursuant to Section 4.14 hereof) automatically and without requiring any further act by such transferee or by any parties to this Agreement.  Without affecting the preceding sentence, if such transferee is an Affiliate of a Stockholder and such Affiliate is not already itself a Stockholder on the date of such transfer, then such transferee Affiliate, as a condition to such transfer, shall confirm such transferee’s obligations hereunder in accordance with Section 4.14 hereof.  No transfers of Shares from a Stockholder to an Affiliate of such Stockholder shall be recorded on the Company’s books and records, and no such transfer of Shares shall be otherwise effective, unless any such transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.”

1.2           Section 4.14 of the Stockholders Agreement shall be amended and restated as follows:

“4.14 Other Stockholders.  Subject to the restrictions on transfers of Shares contained herein, any Affiliate of a Stockholder acquiring Shares who is not already a Stockholder, shall, on or before the transfer or issuance to it of Shares, sign a counterpart or joinder to this Agreement in form reasonably satisfactory to the Company and shall thereby become a party to this Agreement to be bound hereunder as (i) a JH Stockholder if a Permitted Transferee (other than the Company) of a JH Stockholder, (ii) a Berkshire Stockholder if a Permitted Transferee (other than the Company) of a Berkshire Stockholder, (iii) a Management Stockholder if a Permitted Transferee (other than the Company) of a Management Stockholder, (iv) a Mezzanine Stockholder if a Permitted Transferee (other than the Company) of a Mezzanine Stockholder or (v) an Other Stockholder if such transferee (other than the Company) is a Permitted Transferee acquiring under clause (vii) of the definition of Permitted Transferee or does not fall within clause (i), (ii), (iii) or (iv) above.  Each such additional Stockholder shall be listed on the Schedule, as amended from time to time.”

2.             MISCELLANEOUS.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same Amendment.  This Amendment is irrevocable and shall be effective with respect to each of the undersigned Stockholders and all affiliates, successors, heirs, personal representatives, and assigns of the undersigned Stockholders.  Except as modified herein, the Stockholders Agreement shall remain in full force and effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned Stockholders has executed this Amendment as of the date first written above.

THE JH STOCKHOLDERS:	JH MDB INVESTORS, L.P.

	By:	JHMD Beauty GP, LLC
	Its:	General Partner

	By:	/s/ John Hansen
	Name:	John Hansen
	Title:	Manager

JH PARTNERS, LLC.

	By:	/s/ John Hansen
	Name:	John Hansen
	Title:	Manager

THE BERKSHIRE
STOCKHOLDERS:	BERKSHIRE PARTNERS LLC

	By:	/s/ Ross M. Jones
	Name:	Ross M. Jones
	Title:	Managing Director

BERKSHIRE FUND V,
LIMITED PARTNERSHIP

	By:	Fifth Berkshire Associates LLC,
its General Partner

	By:	/s/ Ross M. Jones
	Name:	Ross M. Jones
	Title:	Managing Director

BERKSHIRE FUND VI,
LIMITED PARTNERSHIP

	By:	Sixth Berkshire Associates LLC,
its General Partner

	By:	/s/ Ross M. Jones
	Name:	Ross M. Jones
	Title:	Managing Director

BERKSHIRE INVESTORS LLC

	By:	/s/ Ross M. Jones
	Name:	Ross M. Jones
	Title:	Managing Director

COMPANY:	BARE ESCENTUALS, INC.

	By:	/s/ Myles B. McCormick
	Name:	Myles B. McCormick
	Title:	Chief Financial Officer/Chief Operating Officer